Exhibit 1.1
RADA ELECTRONIC INDUSTRIES LTD.

[INSERT NUMBER] Ordinary Shares, NIS 0.015 par value

UNDERWRITING AGREEMENT

[INSERT DATE], 2015

Chardan Capital Markets, LLC
As Representative of the
      Several Underwriters
c/o Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, NY 10004
Ladies and Gentlemen:

RADA Electronic Industries Ltd., an Israeli company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), for whom you are acting as representative (the “Representative”), an aggregate of [INSERT NUMBER] ordinary shares, NIS 0.015 par value per share (each, an “Ordinary Share” and, collectively, the “Ordinary Shares”), of the Company  (the “Firm Shares”).  The Company has granted the Underwriters the option to purchase an aggregate of up to [INSERT NUMBER] additional Ordinary Shares (the “Additional Shares”) as may be necessary to cover any over-allotments made in connection with the offering.  The Firm Shares and the Additional Shares are collectively referred to as the “Securities.”  The offering and sale of the Securities contemplated by this Underwriting Agreement (this “Agreement”) is referred to herein as the “Offering.”

The Company and the Underwriters hereby confirm their agreement as follows:

1.	PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a price of $[XX.XX] per share (the “Purchase Price”), the respective number of Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto. The Company will deliver the Firm Shares to the Representative for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, or, at the election of the Representative, in the form of definitive certificates, in each such case, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representative payable to the order of the Company for the Firm Shares sold by them.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The time and date of the delivery and closing shall be at 10:00 a.m.., New York time, on [INSERT DATE], 2015, in accordance with Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The time and date of such payment and delivery are herein referred to as the “Closing Date.”  The Closing Date and the location of delivery of, and the form of payment for, the Firm Shares may be varied by agreement by and between the Company and the Representative.

(b)           For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Additional Shares.  The price per share to be paid for the Additional Shares shall be the Purchase Price.  The Company agrees to sell to the Underwriters the number of Additional Shares specified in the written notice delivered by the Representative to the Company described below and the Underwriters agree, severally and not jointly, to purchase such Additional Shares.  The option granted hereby may be exercised as to all or any part of the Additional Shares at any time, and from time to time, not more than forty-five (45) days subsequent to the date of this Agreement.  No Additional Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.  The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Representative to the Company.  The option granted hereby may be exercised by written notice being given to the Company by the Representative setting forth the number of Additional Shares to be purchased by the Underwriters and the date and time for delivery of and payment for the Additional Shares.  Each date and time for delivery of and payment for the Additional Shares (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given.  The Option Closing Date and the Closing Date are herein called the “Closing Dates.”  The Company will deliver the Additional Shares to the Representative for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company or, at the election of the Representative, in the form of definitive certificates, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 noon, New York time, on the second (2nd) full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representative payable to the order of the Company for the Additional Shares. The Company, in the event the Representative elects to have the Underwriters take delivery of definitive certificates instead of delivery from the Company of the certificates through the facilities of The Depository Trust Company, shall make the certificates for the Additional Shares available to the Representative for examination on behalf of the Underwriters in New York, New York not later than 10:00 a.m., New York Time, at least one (1) full business day prior to the Option Closing Date.  The Option Closing Date and the location of delivery of, and the form of payment for, the Additional Shares may be varied by agreement by the Company and the Representative.

2.	REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the several Underwriters, as of the date hereof and as of the Closing Dates, and agrees with the several Underwriters that:

(a)           The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement (including all pre-effective amendments thereto) on Form F-1 (File No. 333-XXXXXX), including any related prospectus or prospectuses, for the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement (including all pre-effective amendments thereto) have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”) and contains or will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Rules and Regulations. Except as the context may otherwise require, such registration statement (as amended) on file with the Commission at the date and time the registration statement is declared effective (including the Preliminary Prospectus (defined below) included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof, as of the date and time the Registration Statement is declared effective, pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations (a “Rule 462(b) Registration Statement”), then after such filing, the term “Registration Statement” shall include such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated [INSERT DATE], 2015, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.”

“Applicable Time” means [5:30 p.m.], New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999, as amended, and the regulations promulgated thereunder.

“Israeli Securities Law” means the Israeli Securities Law, 5728-1968, as amended, and the regulations promulgated thereunder.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Disclosure Package” means any General Use Free Writing Prospectus (defined below) issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule B hereto, all considered together.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule C to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system.

(b)           Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(c)           Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations.  Each Preliminary Prospectus delivered to the Underwriters in connection with the Offering, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(d)           Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, or at the Closing Dates, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)           The General Disclosure Package, as of the Applicable Time and as of the Closing Dates, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information as defined in Section 18.

(f)            Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Dates, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information as defined in Section 18.

(g)           The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act.  The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)           At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations and the Company is eligible to incorporate information by reference pursuant to General Instruction VI to Form F-1.

(i)            The Company has been duly organized and is validly existing under the laws of the State of Israel, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).  The Company has not been designated as a “breaching company” (within the meaning of Section 362A of the Israeli Companies Law) by the Registrar of Companies of the State of Israel (the “Registrar”) and it has not received any notice or warning (in writing or otherwise) concerning any intention of the Registrar to register and/declare the Company a “breaching company.”  The articles of association of the Company comply with Israeli law and are in full force and effect.

(j)            The Company has the power and authority to enter into this Agreement, and to authorize, issue and sell the Securities as contemplated by this Agreement. This Agreement has been duly and validly authorized by the Company and, when executed and delivered, will constitute a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(k)           The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the articles of association of the Company, or (iii) any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or regulatory agency or body, domestic or foreign, applicable to the Company having jurisdiction over the Company or any of its properties or assets, except for any such breach, violation, default, termination, cancellation, acceleration, loss, encumbrance, security interest, claim or charge that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(l)           The Securities have been duly authorized for issuance and sale and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders, other than to the extent set forth in the Israeli Companies Law; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company or such rights shall have been expressly waived in writing; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(m)           The Company has an authorized capitalization as set forth under the heading “Capitalization” in the Pricing Prospectus, and all of the issued shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal, state and local, including Israeli, securities laws and the Israeli Companies Law, and conform to the description thereof contained in the Registration Statement, General Disclosure Package and the Prospectus.  As of the date of this Agreement (without giving effect to the transactions contemplated hereby, there were 8,998,396 ordinary shares issued and outstanding.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s share capital have been duly authorized and validly issued and were issued in compliance with federal, state and local, including Israeli, securities laws and the Israeli Companies Law.  None of the outstanding Ordinary Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company other than those described above or accurately described in the Registration Statement, General Disclosure Package and the Prospectus. The Company has not issued any options under its  stock option plan.

(n)           There is no shareholders’ agreement, voting agreement, investor rights agreement or similar agreement with respect to the Company current in effect, except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus.

(o)           Other than ownership of Beijing Hua Rui Aircraft Components Maintenance and Service, Co., Ltd. (“ACS”) and Rada Electronic Industries Inc., the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability partnership, limited liability company, association or other entity.

(p)           Kost Forer Gabbay & Kasierer (the “Auditors”), a member firm of  Ernst & Young Global, who has certified certain of the financial statements, together with related notes, filed with the Commission as part of or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Securities Act.

(q)           The financial statements of the Company, together with related notes, as incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included or incorporated by reference as required.

(r)            Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, since the date of the most recent financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.   There is not pending, or to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator that is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus that is not disclosed.

(s)           Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable, the Company (i) is and at all times has been in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product currently manufactured or distributed by the Company, including, without limitation, the civil U.S. False Claims Act (31 U.S.C. §§ 3729 et seq.), Israeli export laws and the Defense Export Control Law and its supplemental regulations,and all other comparable local, state, federal, national, supranational and foreign, including Israeli, laws relating to the regulation of the Company (collectively, the “Applicable Laws”); (ii) has not received any written notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, qualifications, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possesses all Authorizations necessary for the operation of its business as currently conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to obtain such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect, and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened in writing, except as would not, individually or in the aggregate, have a Material Adverse Effect; (v) has not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the Company’s knowledge, is any such limitation, suspension, modification or revocation threatened, except as would not, individually or in the aggregate, have a Material Adverse Effect; (vi) has filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (vii) is not a party to any material corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(t)            Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary for, or in connection with, the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect, except (i) such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws and (ii) the filing of certain notices with the Registrar of Companies of the State of Israel regarding the issuance of the Securities or the filing of certain information following the Closing Date with the Office of the Chief Scientist of the Ministry of Economy of the State of Israel (the “Chief Scientist”), in each case, in order to satisfy notice and information requirements in connection with and following the consummation of the Offering.  No event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such authorization or any other impairment of the rights of the holder or maker of any such authorization.  All company approvals (including those of shareholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.  Subject to the accuracy of the Underwriters’ representation and warranties and compliance with their obligations under Section 4A of this Agreement, the Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer or sale of the Securities.

(u)           The Company is not nor with the giving of notice or lapse of time or both, will be, (i) in violation of its articles of association, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, including any instrument of approval granted to it by the Chief Scientist, (iii) in violation with respect to any instrument of approval granted to it by the Investment Center of the Ministry of Economy of the State of Israel (the “Investment Center”) or (iv) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, or any of its properties or assets, except in the case of clauses (ii), (iii) and (iv), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)           No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease would not, individually or in the aggregate, have a Material Adverse Effect.

(w)           No stamp, issue, registration, documentary, transfer or other taxes and duties, including interest and penalties, are payable in Israel on or in connection with the issuance and sale of the Shares by the Company or the execution and delivery of this Agreement.

(x)           Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(y)           Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (i) holds all licenses, registrations, certificates, authorizations and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of its business, (ii) is in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) has not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License. All of the Governmental Licenses of the Company are valid and in full force and effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. The Company has not received any notice denying, revoking or modifying any “approved enterprise,” “benefited enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the Chief Scientist or the Israeli Tax Authority (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to such “benefited enterprise” status and to grants and benefits from the Chief Scientist and/or the Israeli Tax Authority was true, correct and complete in all material respects when supplied to the appropriate authorities.

(z)           The Company is not and, after giving effect to the offering of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(aa)         Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.  In addition, the Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel. All grants and issuances of the Company’s securities were made in compliance with the Israeli Securities Law and the Israeli Companies Law.  Without limiting the generality of the preceding sentence, all grants and issuances of the Company’s securities to its employees were made in accordance with the Israeli Securities Law.

(bb)         The Company owns or possesses the valid  right to use all (i) valid and enforceable trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses,  trade secret rights (collectively, “Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Registration Statement, the General Disclosure Package and the  Prospectus.  The Company has no patents or patent applications.  To the Company’s knowledge, no activities of its business infringes, misappropriates, or otherwise violates, valid and enforceable Intellectual Property Rights of any other person, and the Company has not received written notice of any challenge, which is to its knowledge still pending, by any other person to the rights of the Company with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company, except as part of patent prosecution procedures.  To the knowledge of the Company, the Company’s business as now conducted does not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person.  All licenses for the use of the Intellectual Property Rights described in the Registration Statement, the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms.  The Company has complied in all material respects with, and is not, to the best of its knowledge, in breach nor has it received any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.  The Company has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company's business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.  No claims have been asserted or threatened against the Company alleging a violation of any person's privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company's business.  The Company takes commercially reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.  The Company has taken commercially reasonable actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All founders and key employees have signed confidentiality and invention assignment agreements with the Company.

(cc)         The Company has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company, free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and the Company has received no written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(dd)         No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened. No labor dispute with the employees of the Company exists nor, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(ee)         Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no employees in the United States and does not maintain, sponsor or contribute to any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to ERISA.

(ff)           Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company has complied and is in compliance, in all material respects, with all applicable federal, state, local, foreign, including Israeli, and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”) except for any  such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company has obtained and is in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct its business and is not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (iii) the Company is not a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (A) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, individually or in the aggregate, or (B) which is otherwise material; and no such proceeding has been threatened in writing or is known to be contemplated; (iv) the Company has not received notice nor is otherwise aware of any pending or threatened material claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and the Company is not aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability; and (v) the Company is not aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a Material Adverse Effect.

(gg)           The Company (i) has timely filed all necessary Israeli, federal, state, local and foreign tax returns, and all such returns were true, complete and correct, and no issues have been raised (and are currently pending ) by any taxing authority in connection with any such tax returns, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (gg), that would not, singularly or in the aggregate, have a Material Adverse Effect.  The Company has not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.  The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2014 the Company has not incurred any liability for taxes other than in the ordinary course.  The term “tax returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect of all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, licenses, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, with any interest and any penalties, additions to tax, or additional amounts with respect thereto.

(hh)           The Company carries insurance in such amounts and covering such risks as it deems  is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries in Israel.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  All policies of insurance owned by the Company are, to the Company’s knowledge, in full force and effect and the Company is in compliance with the terms of such policies in all material respects.  The Company has not received any written notice from an insurer, agent of such insurer or the broker of the Company that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.  The Company does not insure risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ii)           The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s auditors and the board of directors of the Company have been advised of: (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(jj)           The Company has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company in all material respects.

(kk)         The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(ll)           The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary in all material respects of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), since the time of its organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(mm)        No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and which is not so described.

(nn)         No person or entity has the right to require registration of Ordinary Shares or other securities of the Company because of the filing or effectiveness of the Registration Statement, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act.

(oo)         The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(pp)         The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(qq)         Since the date as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus through the date hereof, and except as set forth in the Pricing Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction other than in the ordinary course of business or (iv) declared or paid any dividend on its share capital.

(rr)           No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)          The Securities have been approved for listing subject to notice of issuance on the Exchange.

(tt)           The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 , as amended, and the rules and regulations promulgated by the Commission and the Exchange thereunder (collectively, the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act which will become applicable to the Company. There are no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(uu)         The Company is in compliance with all applicable corporate governance requirements set forth in the rules of the Exchange that are then in effect.

(vv)         Neither the Company nor any director, or officer, nor, to the Company’s knowledge, any agent, employee, affiliate or other person associated with or acting on behalf of the Company: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state, Israeli or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is subject. The Company has conducted its business in compliance with the FCPA and any applicable similar law or regulation and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The foregoing representation and warranty shall also be deemed given regarding laws of non-U.S. jurisdictions similar to the FCPA, including, without limitation, Sections 291 and 291A of the Israel Penal Law, 5737-1977 and the rules and regulations thereunder.

(ww)       There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required.

(xx)          There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under Applicable Laws.

(yy)         The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and such data agree with the sources from which they are derived.

(zz)          The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, Israel Prohibition on Money Laundering Law, 5760-2000 and the Israel Prohibition on Funding of Terrorism Law, 5765-2005 and the regulations and decrees promulgated thereunder, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(aaa)        Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury and the Foreign and Commonwealth Office of the United Kingdom (“HMT”), or any similar sanctions imposed by any other body, governmental or other, to which the Company is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC, UNSC, the European Union, HMT or other economic sanctions.

(bbb)       The Company has not been designated as a “defense entity” under the Israeli Defense Entities Law (Protection of Defense Interests) -2006 and the Company has not received any notice (in writing or otherwise) concerning any intention to register and/or declare the Company as such.

(ccc)       Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus the Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur on the Closing Dates, will not be Insolvent (as defined below).  For purposes of this Section 2(ccc), “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person's assets is less than the amount required to pay such person's total indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(ddd)      Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the Offering or the transactions contemplated hereby.  Except for this Agreement, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.  There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Representative or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

(eee)       Except as disclosed to the Representative in writing during the 180-day period prior to the initial submission of the Registration Statement to the Commission, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 180-day period prior to the date on which the Registration Statement was filed with the Commission or thereafter.

(fff)         None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(ggg)      To the Company’s knowledge, no (i) officer or director of the Company, (ii) owner of 5% or more of the Company’s unregistered securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the date on which the Registration Statement was filed with the Commission, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Representative and its counsel if it becomes aware that any officer, director or shareholder of the Company is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(hhh)      For a period of twelve months prior to and including the date hereof, the Company has not offered or sold any of its securities in Israel except pursuant to employee benefit plans or qualified stock option plans.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.	FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters:

(a)           To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission by 10:00 p.m., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)           The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not, make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.  The Company will satisfy the condition in Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show.

(c)           If at any time prior to the expiration of nine (9) months after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act, that the Company will promptly notify the Representative thereof and upon its request will prepare an appropriate amendment or supplement in form and substance satisfactory to the Representative which will correct such statement or omission or effect such compliance and will use commercially reasonable efforts to have any amendment to any Registration Statement declared effective as soon as possible.  The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amendment or supplement.  In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Securities nine (9) months or more after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, the Company upon the request of the Representative will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d)           If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(e)           If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 18).

(f)            To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of each of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g)           To deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (i) to be made not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), and (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (i) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such amendment or supplement).

(h)           To make generally available to its shareholders, an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158), and to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and any consolidated subsidiaries certified by independent public accountants), and as soon as possible after each six month period following each fiscal year end (beginning with the first six month period following the first fiscal year end after the effective date of such Registration Statement), an interim balance sheet and income statement of the Company and any consolidated subsidiaries as of the end of the Company’s second quarter.

(i)            To take promptly from time to time such actions as the Representative may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Securities in such jurisdictions; provided that the Company shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j)            Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Securities are listed.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(k)           That the Company will not, for a period of ninety (90) days from the date of this Agreement, (the “Lock-Up Period”) without the prior written consent of the Representative, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, other than the Company’s sale of the Securities hereunder and the issuance of options to acquire Ordinary Shares pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and the issuance of Ordinary Shares pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof. The Company will cause each officer, director and shareholder listed in Schedule D to furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Exhibit I hereto.  The Company also agrees that during such period, other than for the sale of the Securities hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, except for a registration statement on Form S-8 relating to employee benefit plans.  The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (l) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will provide the Representative and any co-managers and each shareholder subject to the Lock-Up Period with prior notice (in accordance with Section 13 herein) of any such announcement that gives rise to an extension of the Lock-Up Period.

(l)           To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m)           Prior to the Closing Dates, to furnish to the Representative, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus that have been prepared by the Company.

(n)           For a period of forty-five (45) days, commencing on the date of this Agreement, the Company agrees  not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative (which consent will not be unreasonably withheld, conditioned or delayed), unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(o)           Until the Representative shall have notified the Company of the completion of the resale of the Securities, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities.

(p)           Not to take any action prior to latest of the Closing Dates which would require the Prospectus to be amended or supplemented pursuant to Section 3(c).

(q)           To at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(r)            To maintain, at its expense, a registrar and transfer agent for the Securities acceptable to the Representative (the “Transfer Agent”). The Representative acknowledges that American Stock Transfer & Trust Company is acceptable to the Representative to act as Transfer Agent for the Securities.

(s)           As of the date of this Agreement, the Company shall retain an independent registered public accounting firm reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement.  The Representative acknowledges that the Auditors are acceptable to the Representative.

(t)            To apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.  The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

(u)           To use its commercially reasonable  efforts to list, subject to notice of issuance, and to maintain the listing of the Securities on The NASDAQ Capital Market (the “Exchange”).

(v)           To use best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each of the Closing Dates and to satisfy all conditions precedent to the delivery of the Securities.

(w)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(x)           Provided that the Firm Shares are sold in accordance with the terms of this Agreement, Chardan Capital Markets, LLC (“Chardan”) shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of one hundred eighty (180) days from the date of effectiveness of the Offering, to act as lead underwriter or placement agent for each and every future public and private equity and debt offerings of the Company, or any successor to or any subsidiary of the Company (each, a “Subject Transaction”) on any exchange during such one hundred eighty (180) day period, according to the mechanism to be agreed upon by Chardan and the Company. The Company shall notify Chardan of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to Chardan.  If Chardan fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the mailing of such written notice, then Chardan shall have no further claim or right with respect to the Subject Transaction. Chardan may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by Chardan shall not adversely affect Chardan’s Right of First Refusal with respect to any other Subject Transaction.  The terms and conditions of any such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by Chardan, market conditions, the absence of a material adverse change to the Company’s business, financial condition and prospects, approval of Chardan’s internal committee and any other conditions that Chardan may deem appropriate for transactions of such nature.

4.             PAYMENT OF EXPENSES.  The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto, and the costs of printing, reproducing and distributing the “Agreement Among Underwriters” between the Representative and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire, this Agreement, any blue sky surveys and any closing documents by mail, telex or other means of communications; (d) the fees and expenses incurred in connection with securing any required review by FINRA of the terms of the sale of the Securities and any filings made with FINRA; (e) any applicable listing fees; (f) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel; (g) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designated; (h) the cost of preparing, printing  and delivering stock certificates; (i) all fees and expenses of the registrar and transfer agent of the Securities; (j) Company expenses incurred in connection with the “road show,” including, without limitation, the costs of recording and hosting on the Internet of the Company’s road show presentation and travel and lodging expense associated with such trips, (k) all reasonable fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (l) all other reasonable costs and expenses incident to the Offering of the Securities or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel, the Company’s independent accountants and the Company’s other agents and representatives); provided that, except to the extent otherwise provided in this Section 4 and in Sections 8 and 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of any Securities by them and the expenses of advertising any offering of the Securities made by the Underwriters.   The Company shall promptly reimburse the Underwriters, upon the consummation of the Offering, their reasonable out-of-pocket costs and expenses incurred in connection with their rendering services under this Agreement (including fees and expenses relating to due diligence, fees and expenses of the Underwriters’ legal counsel, and the fees and expenses of any other independent experts retained by the Representative) (exclusive of any amounts due to the Underwriters pursuant to Section 6 hereof); provided, however, that the aggregate reimbursement amount pursuant to this Agreement shall not exceed $80,000.  The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

4A.          COMPLIANCE WITH ISRAELI SECURITIES LAWS.  The Company acknowledges, understands and agrees that Securities may be sold in Israel only by the Underwriters.  Each Underwriter hereby severally represents, warrants and covenants that it has not offered or sold and will not offer or sell any Securities to offerees in Israel, other than to investors listed on the First Addendum to the Israeli Securities Law (“Israeli Qualified Investors” and the “First Addendum”); provided further that as a prerequisite to the offer or sale of Securities by the Underwriters to Israeli Qualified Investors, each of them shall be required to submit written confirmation to the Underwriters and the Company that such investor (a) falls within the scope of the First Addendum and (b) is acquiring the Securities being offered to it for investment not with a view to, or for the resale in connection with, any distribution thereof.1

5.             CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.  The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on such Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of any Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and no injunction, restraining order or order of any nature by a federal or state or Israeli court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities or the Representative’s Securities, and all requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 3(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.
________________________

1 Reed Smith Note: Subject to confirmation as to whether Chardan plans to sell any Securities to investors in Israel.

(b)           None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that any Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Securities, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           The Representative shall have received an opinion and 10b-5 statement from Carter Ledyard & Milburn LLP, U.S. securities counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative and previously agreed upon with counsel for the Underwriters.

(e)           The Representative shall have received an opinion and 10b-5 statement from S. Friedman & Co., Israeli counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative and previously agreed upon with counsel for the Underwriters.

(f)           The Representative shall have received an opinion and 10b-5 statement from Reed Smith LLP, U.S. counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g)           The Representative shall have received an opinion from Yigal Arnon & Co., Israeli counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)           At the time of the execution of this Agreement, the Representative shall have received from the Auditors a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)            On the effective date of any post-effective amendment to any Registration Statement and on such Closing Date, the Representative shall have received a letter (the “bring-down letter”) from the Auditors addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (h) of this Section 5.

(j)            The Company shall have furnished to the Representative a certificate, dated such Closing Date, of its Chairman of the Board or Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of their respective effective dates and as of such Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of such Closing Date, any Permitted Free Writing Prospectus as of its date and as of such Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of such Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of  the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

(k)           Since the date of the latest audited financial statements included in the General Disclosure Package, (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the share capital or long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (k), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(l)            No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any Israeli, federal, state or foreign governmental or regulatory agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any Israeli, federal, state or foreign court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(m)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, the Exchange, The NYSE MKT, any other national securities exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by the United States, New York State or Israeli authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Israel, (iii) there shall have occurred any outbreak or escalation of hostilities in which the United States or Israel is involved or declaration by the United States or Israel of a national emergency or war or other calamity or crisis as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions in the United States or Israel (or the effect of international conditions on the financial markets in the United States and/or Israel shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(n)           The Exchange shall have approved the Securities for listing therein, subject only to official notice of issuance and evidence of satisfactory distribution.

(o)           FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(p)           On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(q)           The Representative shall have received on and as of such Closing Date satisfactory evidence of the valid existence of the Company as a non-breaching company (within the meaning of Section 362A of the Israeli Companies Law) in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representative may reasonably request (to the extent applicable in such jurisdiction), in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(r)           The Representative shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors and 5% shareholders of the Company listed in Schedule D to this Agreement.

(s)           On or prior to such Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6.	INDEMNIFICATION AND CONTRIBUTION.

(a)           The Company shall indemnify and hold harmless each Underwriter, its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter  within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and, each, an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading (and solely with respect to the Prospectus, in the light of the circumstances in which such statements were made, not misleading), and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 18). The indemnity agreement in this Section 6(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties” and, each, a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading (and solely with respect to the Prospectus, in the light of the circumstances in which such statements were made, not misleading), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information as defined in Section 18, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)           Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 6(a) or the Representative in the case of a claim for indemnification under Section 6(c), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 6 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 6 consist of any Company Indemnified Parties.  Subject to this Section 6(c), the amount payable by an indemnifying party under Section 6 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (A) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (B) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (C) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)           If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 6(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 6(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of  the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information as defined in Section 18.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 6(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 6(d) above.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 6(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 6, no Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 6 are several in proportion to their respective underwriting obligations and not joint.

7.             TERMINATION.  The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5 (k), (l) or (m) have occurred or if the Underwriters shall decline to purchase the Securities pursuant to the terms of Section 9 of this Agreement.

8.             REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 7 or 9, (b) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason not permitted under this Agreement,  (c) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then the Company shall reimburse the Underwriters their out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, including, without limitation, the fees and expenses of the Underwriters’ counsel and travel and lodging expenses of the Underwriters, up to a total of $100,000 for all such expenses, and, upon demand the Company shall pay the full amount thereof to the Representative, provided, however, that if this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse the Underwriters for any expenses.

9.             SUBSTITUTION OF UNDERWRITERS.  If any Underwriter or Underwriters shall default in its or their obligations to purchase Securities hereunder on any Closing Date and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Securities to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters shall so default and the aggregate number of Securities with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Securities to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Securities by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 9, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Securities to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement.  Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations,  warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 4 and 8 and the provisions of Section 6 and Sections 10 through 20, inclusive, shall not terminate and shall remain in full force and effect.

10.           ABSENCE OF FIDUCIARY RELATIONSHIP.  The Company acknowledges and agrees that:

(a)           each Underwriter’s responsibility to the Company is solely contractual in nature, the Representative has been retained solely to act as underwriters in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b)           the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

11.           SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties.  It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

12.           SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 7 or Section 9, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 4, 6 and 8 and Sections 10 through 22, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

13.           NOTICES.  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:

If to the Underwriters:

Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, NY 10004
Attention: Scott Blakeman
Facsimile: (646) 465-9025
Email: sblakeman@chardancm.com

With a copy to:

Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
Attention: Yvan-Claude J. Pierre, Esq.
Facsimile: (212) 521-5450
Email:  ypierre@reedsmith.com

If to the Company:

RADA Electronic Industries Ltd.
7 Giborei Israel Street
Netanya 4250407
Israel
Attention:  Zvika Alon
Facsimile: +972-9-892-
Email: zvika.alon@rada.com

With a copy to:

Carter Ledyard & Milburn LLP
2 Wall Street,
New York, NY 10005
Attention: Steven J. Glusband, Esq.
Facsimile: (212) 732-3232
Emails:  glusband@clm.com

14.           DEFINITION OF CERTAIN TERMS.  For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

15.           GOVERNING LAW.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

16.           AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. The Company hereby irrevocably designates and appoints Puglisi & Associates as the authorized agent of the Company upon whom process may be served in any suit, proceeding or other action against the Company instituted by any Underwriter or by any person controlling an Underwriter as to which such Underwriter or any such controlling person is a party and based upon this Agreement, or in any other action against the Company in any federal or state court sitting in the County of New York, arising out of the offering made by the Prospectus or any purchase or sale of Securities in connection therewith. The Company expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to nonexclusive personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to the Underwriters shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to the Underwriters. The Company further agrees that service of process upon their authorized agent or successor shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty. The Company hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Securities, or this Agreement or otherwise relating to the offering, issuance and sale of the Securities in any federal or state court sitting in the County of New York and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the sale of the Securities or this Agreement rendered by any such federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of the Underwriters to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Underwriters to bring any action or proceeding against the Company or any of its property in the courts of any other jurisdiction. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designations and appointments or such substitute designations and appointments in full force and effect. The Company hereby agrees with the Underwriters to the nonexclusive jurisdiction of the courts of the State of New York, or the federal courts sitting in the County of New York in connection with any action or proceeding arising from the sale of the Securities or this Agreement brought by the Company or the Underwriters.

17.           JUDGMENT CURRENCY.  The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

18.           UNDERWRITERS’ INFORMATION.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus:  (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the following statements concerning the Underwriters contained in the “Underwriting” section of the Prospectus: (a) the  first sentence  under the heading “Commissions, Discounts and Other Compensation”; and (b) the first sentence under the heading “Short Sales, Stabilizing Transactions and Penalty Bids — Stabilizing transactions.”

19.           AUTHORITY OF THE REPRESENTATIVE.  In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

20.           PARTIAL UNENFORCEABILITY.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21.           GENERAL.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

22.           COUNTERPARTS.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of page intentionally left blank.]

 If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours, RADA ELECTRONIC INDUSTRIES LTD.

By:
Name
Title

Accepted as of
the date first above written:

CHARDAN CAPITAL MARKETS, LLC
Acting on its own behalf
and as Representative of the several
Underwriters referred to in the
foregoing Agreement.

By:______________________________
Name:
Title:

SCHEDULE A

Name	Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased
Chardan Capital Markets, LLC

Total	[XXXX]	[XXXX]

SCHEDULE B

Pricing Information

Number of Firm Shares:

Number of Additional Shares:

Public Offering Price per Share: $

Underwriting Discount per Share: $

Proceeds to Company per Share (before expenses): $

SCHEDULE C

General Use Free Writing Prospectuses

SCHEDULE D

Parties Subject to Lock-Up

List of officers, directors and 5% shareholders subject to Section 3(k) or otherwise executing Lock-Up Agreements

Name

EXHIBIT I

Form of Lock-Up Agreement

[DATE], 20__

CHARDAN CAPITAL MARKETS, LLC
As Representative of the several Underwriters
c/o Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, NY 10004

Re:  RADA Electronic Industries Ltd. – Registration Statement on Form F-1 for Ordinary Shares

Ladies and Gentlemen:

As an inducement to the underwriter (the “Underwriter”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of ordinary shares, NIS 0.015 nominal value (the “Ordinary Shares”) of RADA Electronic Industries Ltd., an Israeli company (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Chardan Capital Markets, LLC (the “Representative”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, or any securities convertible into, exercisable or exchangeable for or that represent the right to Ordinary Shares (including, without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant or upon conversion of  convertible security) whether now owned or hereafter acquired (the “Undersigned’s Shares”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares.

In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares other than as contemplated in the registration statement relating to the Offering.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the date of the final prospectus used to sell Ordinary Shares in the Offering pursuant to the Underwriting Agreement.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Notwithstanding the foregoing, (1) the undersigned may transfer the Undersigned’s Shares (i) to an immediate family member or as a bona fide gift or gifts or by will or intestacy and (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (2) if the undersigned is a corporation, company, business trust, association, limited liability company, partnership, limited liability partnership, limited liability limited partnership or other entity (collectively, the “Entities” or, individually, the “Entity”), the undersigned may transfer  the Undersigned’s Shares to  any shareholders, members or other equity holders of the undersigned or to the undersigned’s affiliates or to any investment fund or any person or Entity which controls, is directly or indirectly controlled by, or is under common control with the undersigned and, if the undersigned is a partnership or limited liability company, it may transfer the Undersigned’s Shares to its partners, former partners or an affiliated partnership (or members, former members or an affiliated limited liability company) managed by the same manager or managing partner (or managing member, as the case may be) or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner (or managing member) or management company in accordance with partnership (or membership) interests or if the undersigned is a trust, to a trustee or beneficiary of the trust; provided, in each case of transfer pursuant to clause (1) or (2), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of any options or warrants disclosed in the Prospectus (as defined in the Underwriting Agreement) or any document or filing incorporated by reference into such Prospectus or any stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Shares issued upon such exercise but shall not apply to sales of the Undersigned’s Shares issued upon such exercise made to satisfy tax liabilities arising from such exercise of any options or warrants that expire during the Lock-Up Period, (ii) any transfers made by the undersigned to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans, (iii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Shares shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period, or (iv) any transfer of the Undersigned’s Shares that occurs by operation of law or by order of a court of competent jurisdiction; provided that the undersigned shall use its reasonable best efforts to cause the transferee to sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement prior to such transfer.

Further, the undersigned may transfer the Undersigned’s Shares if (i) the transfer is made pursuant to a Plan already established prior to the date hereof (an “Existing Plan”), (ii) such Existing Plan was either publicly disclosed by the Company or disclosed in writing to the Representative, and (iii) any transfer under such Existing Plan is made in amounts consistent with the terms of such Existing Plan.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Ordinary Shares or securities convertible into or exchangeable for any Ordinary Shares if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company or the Representative informs the other that it does not intend to proceed with the Offering, (ii) the Registration Statement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (iii) the Offering is not completed by [September 30, 2015].

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

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This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto.

[Signature Page Follows]

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Very truly yours,

__________________________________
Printed Name of Holder

By:_______________________________
      Signature

__________________________________
Printed Name of Person Signing

(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf ofan entity)